Exhibit (23)
                                                     ------------


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 24, 2000, included in Owens Corning's annual report on Form 10-K for the year ended December 31, 1999, into Owens Corning's previously filed Registration Statements, File Nos. 33-9563, 33-9986, 33-9987, 33-18262, 33-20997, 33-27209, 33-31687, 33-48707, 33-57886,
33-60487,  333-09367, 333-24501, 333-48153, 333-47961, 333-76715,
333-76717 and 333-76765.



                               ARTHUR ANDERSEN LLP


Toledo, Ohio
March 13, 2000